EXHIBIT 10.7

TRANSACTION SYSTEMS ARCHITECTS, INC.
2002 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN
Amended and restated effective March 9, 2004
Amended by the Board of Directors on March 7, 2006

                1. Approval of the Plan. The Plan was originally approved by the Board in January 2002 and by the stockholders at the Annual Meeting of Stockholders held on February 19, 2002. The amendment and restatement of the Plan effective March 9, 2004 was approved by the Board in December 2003 and by the stockholders at the Annual Meeting of Stockholders held on March 9, 2004.

2. Purpose of the Plan. The purpose of the Plan is to promote the long-term growth of the Company by increasing the proprietary interest of Non-Employee Directors in the Company and to retain highly qualified and capable Non-Employee Directors.

3. Definitions. Unless the context clearly indicates otherwise, the following terms shall have the following meanings:

"Board" shall mean the Board of Directors of the Company.

“Change in Control” means the occurrence of any of the following events:

(i) any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) is or becomes the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of the combined voting power of the then-outstanding Voting Stock of the Company; provided, however, that:

(1) for purposes of this paragraph (i), the following acquisitions shall not constitute a Change in Control: (A) any acquisition of Voting Stock of the Company directly from the Company that is approved by a majority of the Incumbent Directors, (B) any acquisition of Voting Stock of the Company by the Company or any subsidiary of the Company, (C) any acquisition of Voting Stock of the Company by the trustee or other fiduciary holding securities under any employee benefit plan (or related trust) sponsored or maintained by the Company or any subsidiary of the Company, and (D) any acquisition of Voting Stock of the Company by any Person pursuant to a Business Transaction that complies with clauses (A), (B) and (C) of subparagraph (i)(3) below;

(2) if any Person is or becomes the beneficial owner of 20% or more of combined voting power of the then-outstanding Voting Stock of the Company as a result of a transaction described in clause (A) of subparagraph (i)(1) above and such Person thereafter becomes the beneficial owner of any additional shares of Voting Stock of the Company representing 1% or more of the then-outstanding Voting Stock of the Company, other than in an acquisition directly from the Company that is approved by a majority of the Incumbent Directors or other than as a result of a stock dividend, stock split or similar transaction effected by the Company in which all holders of Voting Stock are treated equally, such subsequent acquisition shall be treated as a Change in Control;

(3) a Change in Control will not be deemed to have occurred if a Person is or becomes the beneficial owner of 20% or more of the Voting Stock of the Company as a result of a reduction in the number of shares of Voting Stock of the Company outstanding pursuant to a transaction or series of transactions that is approved by a majority of the Incumbent Directors unless and until such Person thereafter becomes the beneficial owner of any additional shares of Voting Stock of the Company representing 1% or more of the then-outstanding Voting Stock of the Company, other than as a result of a stock dividend, stock split or similar transaction effected by the Company in which all holders of Voting Stock are treated equally; and

(4) if at least a majority of the Incumbent Directors determine in good faith that a Person has acquired beneficial ownership of 20% or more of the Voting Stock of the Company inadvertently, and such Person divests as promptly as practicable but no later than the date, if any, set by the Incumbent Board a sufficient number of shares so that such Person beneficially owns less than 20% of the Voting Stock of the Company, then no Change in Control shall have occurred as a result of such Person’s acquisition; or

(ii) a majority of the Board ceases to be comprised of Incumbent Directors; or

(iii) the consummation of a reorganization, merger or consolidation, or sale or other disposition of all or substantially all of the assets of the Company or the acquisition of the stock or assets of another corporation, or other transaction (each, a “Business Transaction”), unless, in each case, immediately following such Business Transaction (A) the Voting Stock of the Company outstanding immediately prior to such Business Transaction continues to represent (either by remaining outstanding or by being converted into Voting Stock of the surviving entity or any parent thereof), more than 60% of the combined voting power of the then outstanding shares of Voting Stock of the entity resulting from such Business Transaction (including, without limitation, an entity which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries), (B) no Person (other than the Company, such entity resulting from such Business Transaction, or any employee benefit plan (or related trust) sponsored or maintained by the Company, any subsidiary of the Company or such entity resulting from such Business Transaction) beneficially owns, directly or indirectly, 20% or more of the combined voting power of the then outstanding shares of Voting Stock of the entity resulting from such Business Transaction, and (C) at least a majority of the members of the Board of Directors of the entity resulting from such Business Transaction were Incumbent Directors at the time of the execution of the initial agreement or of the action of the Board providing for such Business Transaction; or

(iv) approval by the stockholders of the Company of a complete liquidation or dissolution of the Company, except pursuant to a Business Transaction that complies with clauses (A), (B) and (C) of paragraph (iii).

"Code" shall mean the Internal Revenue Code of 1986, as amended.

"Company" shall mean Transaction Systems Architects, Inc.

"Disability" shall mean permanent and total disability as defined in Section 22(e)(3) of the Code.

"Duman" and "Alexander" shall mean Mr. Gregory J. Duman and Roger K. Alexander, respectively, each presently a nominee for election to the Board as a Non-Employee Director.

"Employee" shall mean an employee of either the Company or any subsidiary thereof.

"Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

"Fair Market Value" shall mean the closing price (last trade) on the date in question, as such price is reported by the National Association of Securities Dealers on the NASDAQ National Market or any successor system for a share of Class A Common Stock of the Company.

“Incumbent Directors” means the individuals who, as of the date hereof, are Directors of the Company and any individual becoming a Director subsequent to the date hereof whose election, nomination for election by the Company’s stockholders, or appointment, was approved by a vote of at least two-thirds of the then Incumbent Directors (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without objection to such nomination); provided, however, that an individual shall not be an Incumbent Director if such individual’s election or appointment to the Board occurs as a result of an actual or threatened election contest (as described in Rule 14a-12(c) of the Exchange Act) with respect to the election or removal of Directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board.

"Option" shall mean an option to purchase Shares granted under the Plan.

"First Option Grant Date" shall mean March 4, 2002.

“Option Grant Date” shall mean the date an Option is granted to a Non-Employee Director under the Plan.

"Optionee" shall mean a Non-Employee Director of the Company to whom an Option has been granted under the Plan.

"Non-Employee Director" shall mean a director of the Company who is not an employee of the Company or any subsidiary of the Company at the time any option is granted hereunder. For so long as an individual continues to serve without interruption as either a Non-Employee Director or an Employee subsequent to his/her receipt of an option hereunder, said person shall for purposes of those options previously granted hereunder continue to be considered a Non-Employee Director.

"Plan" shall mean the Transaction Systems Architects, Inc. 2002 Non-Employee Director Stock Option Plan, as amended from time to time.

"Shares" shall mean shares of the Class A Common Stock of the Company.

"Stock Option Agreement" shall mean a written agreement between a Non-Employee Director and the Company evidencing an Option in such form as the Board shall approve.

“Voting Stock” means securities entitled to vote generally in the election of directors.

4. Administration of the Plan. The Plan shall be administered by the Board. The Board shall be authorized to interpret the Plan and may, from time to time, adopt, amend and rescind such rules, regulations and procedures as it may deem advisable to implement and administer the Plan. The interpretation and construction by the Board of any provision of the Plan, any Option granted hereunder or any agreement evidencing any such Option shall be final, conclusive and binding upon all parties.

All expenses and liabilities incurred by the Board in the administration of the Plan shall be borne by the Company. The Board may employ attorneys, consultants, accountants or other persons in connection with the administration of the Plan. The Company, and its officers and directors, shall be entitled to rely upon the advice, opinions or valuations of any such persons. No member of the Board shall be liable for any action, determination or interpretation taken or made in good faith with respect to the Plan or any Option granted hereunder.

The Board shall have full power and authority to interpret and construe the Plan and adopt such rules and regulations as it shall deem necessary and advisable to implement and administer the Plan. All such interpretations, rules and regulations shall be conclusive and binding on all parties.

5. Life of Option Grants. Notwithstanding and term or conditions to the contrary stated herein, no Option granted under the Plan shall be exercisable, in whole or in part, after 10 years from the date of grant.

6. Specific Option Grants. On the First Option Grant Date, the following grants of Options shall be made:

(i) Duman shall be granted an Option to purchase 20,000 Shares; and

(ii) Alexander shall be granted an Option to purchase 16,000 Shares.

7. Other Option Grants. Beginning on the day after the Annual Meeting of Stockholders held on February 19, 2002, any individual who is for the first time either duly appointed by the Board or elected by the Stockholders as a Non-Employee Director shall on the date of either such appointment or election be granted an Option to purchase 20,000 Shares. Beginning with the Annual Meeting of Stockholders held on February 27, 2003, each Non-Employee Director who is a duly elected member of the Board upon the conclusion of that or any subsequent Annual Meeting of Stockholders and who has previously served as a Non-Employee Director shall be granted an Option to purchase 4,000 shares on the date of such Annual Meeting of Stockholders.

8. Option Agreement. Each Option granted under the Plan shall be evidenced by a Stock Option Agreement. No person shall have any rights under any Option granted under the Plan unless and until the Company and the person to whom such Option shall have been granted shall have executed and delivered a written Option Agreement. Exclusive of the Exercise Price, date of grant, and the time of exercise, the terms and conditions of each Option Agreement shall be determined by the Board.

9. Shares Subject to the Plan. Subject to adjustment as provided in Section 15, the aggregate number of Shares which may be issued or delivered upon the exercise of Options shall not exceed 250,000 Shares. The Shares that may be subject to Options may be either authorized and unissued shares or shares reacquired at any time and now or hereafter held as treasury stock, as the Board may determine.

10. Non-Transferability of Options. Options shall not be transferable otherwise than by will or the laws of descent and distribution, or pursuant to a domestic relations order (within the meaning of Rule 16a-12 of the Securities Exchange Act of 1934, as amended), and during an Optionee's lifetime an Option shall be exercisable only by the Optionee or any permitted transferee.

11. Non-Qualified Options. Each Option issued hereunder shall not constitute nor be treated as an "incentive stock option" as defined in Section 422 of the Code or an option described in Section 423(b) of the Code: each Option will be a "non-qualified stock option" for federal income tax purposes.

12. Exercise Price. The Option exercise price per share under each Option shall be equal to 100% of the Fair Market Value per Share subject to the Option on the Option Grant Date.

13. Exercise of Options. Subject to Section 11, an Option may not be exercised during the first year after the Option Grant Date. For any outstanding Option granted prior to March 9, 2004, after the first anniversary of the Option Grant Date, it may be exercised as to not more than 33 1/3% of the Shares available for purchase under the Option and, after each of the second and third anniversaries of the Option Grant Date, it may be exercised as to not more than an additional 33 1/3% of such shares plus any shares as to which the Option might theretofore have been exercisable but shall not have been exercised. Options granted on or after March 9, 2004 (following the Annual Meeting of Stockholders) may be exercised as to 100% of the Shares available for purchase under the Option upon the first anniversary of the Option Grant Date. No option shall be exercised later than ten years after the Option Grant Date.

Except as provided in this Section 13, all Options granted to a Non-Employee Director shall automatically be forfeited by such person at the time such person shall cease to be a Non-Employee Director, provided, however that an Optionee may exercise then-vested options within 30 days after termination unless said termination of results from an act of (a) fraud or intentional misrepresentation or (b) embezzlement, misappropriation or conversion of assets or opportunities of the Company or any direct or indirect majority-owned subsidiary of the Company, by such Non-Employee Director. The determination of whether termination resulted from such act shall be made by the Board, whose determination shall be conclusive. If service by the Optionee as a Non-Employee Director terminates by reason of Disability, the unexercised portion of any Option held by such Optionee at that time may be exercised within one year after the date on which the Optionee ceased to serve as a Non-Employee Director, but no later than the date the Option expires, and to the extent that the Optionee could have otherwise exercised such Option if it had been completely exercisable. To the extent that the Optionee is not entitled to exercise the Option on such date, or if the Optionee does not exercise it within the time specified, such Option shall terminate. The Board shall have the authority to determine the date an Optionee ceases to serve as a Non-Employee Director by reason of his Disability. If an Optionee dies while serving as a Non-Employee Director of the Company (or dies within a period of 30 days after termination of his service as a Non-Employee Director for any reason other than Disability or within a period of one year after termination of his service as a Non-Employee Director by reason of Disability), the unexercised portion of any Option held by such Optionee at the time of his death may be exercised within one year after the date of such Optionee's death, but no later than the date the Option expires, and to the extent that the Optionee could have otherwise exercised such Option if it had been completely exercisable. Such Option may be exercised by the executor or administrator of the Optionee's estate or by any person or persons who shall have acquired the Option directly from the Optionee by bequest or inheritance. To the extent that the Option is not entitled to be exercised on such date or if the Option is not exercised within the time specified, such Option shall terminate.

An Option may not be exercised for a fraction of a Share. An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Stock Option Agreement by the Optionee entitled to exercise the Option and full payment for the Shares with respect to which the Option is exercised has been received by the Company. Payment for the Shares upon exercise of an Option shall be made in cash, by certified check, or by any other method of payment that may be permitted under applicable law and authorized by the Board. Each exercise of an Option shall reduce, by an equal number, the total number of Shares that may thereafter be purchased under such Option.

14. Acceleration of Options. Notwithstanding any other provision of the Plan to the contrary, all Options granted under the Plan shall become immediately exercisable upon the occurrence of a Change in Control of the Company if the Optionee holding such Option is a Non-Employee Director of the Company or any subsidiary of the Company on the date of the consummation of such Change in Control.

15. Adjustments. In the event that the outstanding Shares shall be increased or decreased or changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another corporation, effected without the receipt of consideration by the Company, through reorganization, merger or consolidation, recapitalization, reclassification, stock split, reverse stock split, split-up, combination or exchange of shares or declaration of any dividends payable in Shares, the Board shall appropriately adjust, subject to any required action by the stockholders of the Company, (i) the number of Shares (and the Option exercise price per share) subject to the unexercised portion of any outstanding Option (to the nearest possible full share), and (ii) the number of Shares for which Options may be granted under the Plan, as set forth in Section 9 hereof, and such adjustments shall be final, conclusive and binding for all purposes of the Plan. Except as expressly provided herein, no issuance by the Company of shares of stock of any class shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to an Option.

Notwithstanding the foregoing, in the event of (i) any offer or proposal to holders of the Company's Shares relating to the acquisition of their Shares, including, without limitation, through purchase, merger or otherwise, or (ii) any transaction generally relating to the acquisition of substantially all of the assets or business of the Company, or (iii) the dissolution or liquidation of the Company, the Board may make such adjustment as it deems equitable in respect of outstanding Options (and in respect of the Shares for which Options may be granted under the Plan), including, without limitation, the revision, acceleration, cancellation, or termination of any outstanding Options, or the change, conversion or exchange of the Shares under outstanding Options (and of the Shares for which Options may be granted under the Plan) into or for securities or other property of another corporation. Any such adjustments by the Board shall be final, conclusive and binding for all purposes of the Plan.

               16. Amendment of the Plan. (a) The Board may amend the Plan from time to time as it deems desirable in its sole discretion without approval of the stockholders of the Company, except to the extent stockholder approval is required by Rule 16b-3 of the Exchange Act, applicable NASDAQ National Market or stock exchange rules, applicable Code provisions, or other applicable laws or regulations. Notwithstanding the foregoing, in no event shall the Board amend Section 16(b) of the Plan in whole or in part without approval of the stockholders of the Company.

        (b) The Board shall not, without the further approval of the stockholders of the Company, authorize the amendment of any Option outstanding at any time to reduce the Option exercise price per share. Furthermore, no Option shall be canceled and replaced with awards having a lower Option exercise price per share without further approval of the stockholders of the Company. This Section 16(b) is intended to prohibit the repricing of “underwater” Options and shall not be construed to prohibit the adjustments provided for in Section 15 of the Plan.

17. Termination of the Plan. The Board may terminate the Plan at any time in its sole discretion. No Option may be granted hereunder after termination of the Plan. The termination or amendment of the Plan shall not alter or impair any rights or obligations under any Option previously granted under the Plan in any material adverse way without the affected Optionee's consent.

18. Modification, Extension and Renewal of Options. Within the limitations of the Plan and subject to Sections 15 and 16, the Board may modify, extend or renew outstanding Options or accept the cancellation of outstanding Options for the granting of new Options in substitution therefor. Notwithstanding the preceding sentence, except for any adjustment described in Section 15, no modification of an Option shall, without the consent of the Optionee, alter or impair any rights or obligations under any Option previously granted under the Plan in any material adverse way without the affected Optionee's consent.

19. Governing Law. The Plan and all Stock Option Agreements executed in connection with the Plan shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to conflict of laws principles.

20. Successors. The Plan is binding on and will inure to the benefit of any successor to the Company, whether by way of merger, consolidation, purchase, or otherwise.

21. Severability. If any provision of the Plan or any Stock Option Agreement shall be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining provisions of the Plan or Stock Option Agreement, and the Plan and each Stock Option Agreement shall each be construed and enforced as if the invalid provisions had never been set forth therein.

22. Plan Provisions Control. The terms of the Plan govern all Options granted under the Plan, and in no event will the Board have the power to grant any Option under the Plan that is contrary to any of the provisions of the Plan. In the event any provision of any Option granted under the Plan shall conflict with any term in the Plan, the term in the Plan shall control.

23. Headings. The headings used in the Plan are for convenience only, do not constitute a part of the Plan, and shall not be deemed to limit, characterize, or affect in any way any provisions of the Plan, and all provisions of the Plan shall be construed as if no captions had been used in the Plan.

24. Rights as Stockholder. No person shall have any right as a stockholder of the Company with respect to any Shares which are subject to an Option unless and until such person becomes a stockholder of record with respect to such Shares.